Exhibit 10.1

FIFTH AMENDMENT

TO THE

STATE AUTO INSURANCE COMPANIES

AMENDED AND RESTATED

DIRECTORS DEFERRED COMPENSATION PLAN

Background Information

A.	State Automobile Mutual lnsurance Company (“SAMIC”) and its affiliates, including, but not limited to, State Auto Financial Corporation (“STFC”) (collectively, the “State Auto Companies”) previously adopted and maintain the State Auto lnsurance Companies Amended and Restated Directors Deferred Compensation Plan (the “Plan”) for the benefit of its members and their Boards of Directors. For purposes of the Plan, “Company” means SAMIC and STFC collectively.

B.	The State Auto Companies now desire to amend the Plan to provide discretion to the Company in determining the directors eligible to participate in the Plan.

C	Section B. of Article V of the Plan permits the amendment of the Plan at any time.

Amendment of the Plan

The Plan is hereby amended effective January 1, 2012 as follows:

1.	The first sentence of Section II of the Plan is hereby amended in its entirety to read as follows:

All members of the Board of any State Auto Company are eligible to participate in the Plan, unless otherwise provided in an affiliation agreement or similar document, as determined in the sole discretion of the Company.

2.	All other provisions of the Plan shall remain in full force and effect.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY		STATE AUTO FINANCIAL CORPORATION

By:	/s/ James A. Yano	By:	/s/ James A. Yano

Its:	Vice President, Secretary and General Counsel	Its:	Vice President, Secretary and General Counsel

Date:	August 10, 2012	Date:	August 10, 2012